Exhibit 10.19

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT is made effective as of January 1, 2019, (the “Effective Date”) by and between Austin EV, Inc., a Texas corporation (the “Company”) and Sustainability Consultants, LLC (the “Advisor”).

RECITALS

A. Company desires to obtain the services of Advisor to perform services identified in each Statement of Work as attached as Exhibit A-1, A-2, etc.

B. Company has spent significant time, effort, and money to develop certain Proprietary Information (as defined below), which Company considers vital to its business and goodwill.

C. The Proprietary Information may necessarily be communicated to or received by Advisor in the course of serving in a consulting role for the Company, and Company desires to obtain the Services of Advisor, only if, in doing so, it can protect its Proprietary Information and goodwill.

D. Company does not, however, desire to receive from Advisor, or for Advisor to either induce the use of or use in connection with the performance of the Services, any information which is confidential to or ownership of which resides in a third party, whether acquired either prior to or subsequent to Advisor’s retention hereunder.

AGREEMENT

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Advisory Term. Company hereby retains Advisor to serve as an independent consultant. The term of this Agreement (the “Term”) shall be the period commencing on the Effective Date and terminating on the one (1) year anniversary thereof, subject to earlier termination upon thirty (30) days’ prior written notice delivered by either party to the other for any reason. Upon any termination of the Services as provided in the preceding sentence, this Agreement shall terminate, except that the provisions set forth in Sections 2.b, 4, 5, and 6 of this Agreement shall survive such termination.

2. Position, Duties, Responsibilities.

a. Duties. Advisor shall perform those services (“Services”) as reasonably requested by the Company from time to time, including but not limited to the Services described on Exhibit A attached hereto. Advisor shall devote Advisor’s commercially reasonable efforts and attention to the performance of the Services for the Company on a timely basis. Advisor shall also make himself available to answer questions, provide advice and provide Services to the Company upon reasonable request and notice from the Company.

b. Independent Contractor; No Conflict. It is understood and agreed, and it is the intention of the parties hereto, that Advisor is an independent contractor, and not the employee, agent, joint venturer, or partner of Company for any purposes whatsoever. Advisor is skilled in providing the Services. To the extent necessary, Advisor shall be solely responsible for any and all taxes related to the receipt of any compensation under this Agreement. Advisor hereby represents, warrants and covenants that Advisor has the right, power and authority to enter into this Agreement and that neither the execution nor delivery of this Agreement, nor the performance of the Services by Advisor will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under any contract, covenant or instrument under which Advisor is now or hereinafter becomes obligated.

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3. Compensation, Benefits, Expenses.

a. Compensation. As full and complete consideration of the Services to be rendered hereunder, the Company shall pay Advisor the Compensation described on Exhibit A attached hereto.

b. Reimbursement of Expenses. Company shall promptly reimburse Advisor for any reasonable costs and expenses incurred by Advisor in connection with any Services specifically requested by Company and actually performed by Advisor pursuant to the terms of this Agreement. Each such expenditure or cost shall be reimbursed only if (i) with respect to costs or expenditures in excess of $100, individually, Advisor receives prior approval from the Company’s CEO or CFO or other executive for such expenditure or cost, and (ii) with respect to costs or expenditures of any amount. Advisor furnishes to Company adequate records and other documents reasonably acceptable to Company evidencing such expenditure or cost.

c. Restrictions on Transfer of Company Securities. The Advisor understands and agrees that he shall be bound any state or federal securities laws applicable to the ownership or transfer of any Company capital stock or other Company securities, including rights to acquire Company capital stock or other securities (all of the foregoing are collectively referred to herein as “Company Securities”) that may be obtained by Advisor in the course of Advisor’s provision of Services to the Company.

d. Foreign Members of Advisory Board. If the Advisor is not a citizen of the U.S., the Advisor must represent to the Company as a condition of Advisor’s receipt or acquisition of any Company Securities that the Advisor is satisfied as to the full observance of the laws of the Advisor’s jurisdiction in connection with the relevant acquisition or receipt of Company Securities, including: (i) the legal requirements of the Advisor’s jurisdiction for such transaction; (ii) any foreign exchange restrictions applicable to such transaction; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Company Securities, and (v) the Advisor’s ownership of the shares will not violate any applicable securities or other laws of the Advisor’s jurisdiction. Further, any Advisor who is not a “U.S. Person” (as defined below), must represent and warrant to the Company that: (a) The Advisor is not a “U.S. Person” as that term is defined in Rule 902 of Regulation S of the Securities Act (“Regulation S”); (b) The Advisor and/or any person acting on his behalf have not engaged and will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Company Securities and (c) The Advisor is not receiving the Company Securities for the account of or benefit of a U.S. Person.

4. Confidential Information; Work Product; Non-Disclosure.

a. Confidential Information. The Company may disclose or may have previously disclosed to the Advisor, or the Advisor may obtain access to, develop, or create, proprietary and confidential information or material concerning or related to the Company’s research and development, products and/or services, or to the Company’s marketing processes, servicing, existing products, or general business operations. Such information or material may include, but is not limited to, the discovery, invention, research and development, improvement, manufacture, or sale of the products or services (including, without limitation, information created, discovered or developed by the Advisor, or made known to the Advisor during the term of this Agreement or arising out of the Advisor’s performance of the Duties hereunder), or the Company’s trade secrets, processes, formulas, data, know-how, software, documentation, program files, flowcharts, drawings, software diagnostic techniques and other techniques, source and object code, standards, specifications, improvements, inventions, customer information, accounting data, statistical data, research projects, development and marketing plans, strategies, forecasts, computer programs, customer lists, sales, costs, profits, and pricing methods and organizations, employee lists, compensation plans (collectively, the “Information”). The Advisor acknowledges the confidential and secret character of the information and agrees that the Information is the sole, exclusive, and extremely valuable property of the Company. Accordingly, the Advisor agrees not to reproduce any of the Information without the Company’s prior written consent, not to use the information except in the ordinary course of performance of this Agreement, and not to divulge all or any part of the Information to any third party, either during or after the term of this Agreement.

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b. Permitted Disclosure. Section 4 a. shall not be applicable if and to the extent that the Advisor is required to testify in a legislative, judicial or regulatory proceeding, or before any state or local legislature, a judge, or an administrative law judge, provided that the Advisor shall give Company prompt written advance notice of any such required testimony, shall provide reasonable assistance to the Company in maintaining the confidential status of such Information, and shall only disclose such Information as is absolutely necessary and required in any of the above proceedings. Confidential Information shall not include any information to the extent such information is or becomes known to the public through no disclosure or other act or omission, direct or indirect, of the Advisor. Information shall not be deemed to be available to the general public for the purposes of this Agreement (a) merely because it is embraced by more general information in the prior possession of the Advisor or of others, or (b) merely because it is expressed in public literature in general terms not specifically in accordance with the Information.

c. Obligations of Advisor. The Advisor shall hold and maintain the Information in strictest confidence and for the sole and exclusive benefit of the Company. The Advisor shall carefully restrict access to the Information and shall not provide the Information to employees, contractors or any other third parties without the prior written consent of the Company, and only then shall such disclosure be made pursuant to a confidential disclosure agreement whose terms are at least as restrictive as the terms of this Agreement. The Advisor shall not, without the prior written approval of the Company, use the Information for his own benefit, publish, copy, or otherwise disclose the Information to others, or permit the use of Information by others for their benefit or to the detriment of the Company. The Advisor shall return to the Company any and all records, notes and other written tangible materials in his possession that relate to the Information upon termination of this Agreement or upon request of the Company.

d. Protected Works. Any and all ideas, inventions, formulas, source codes, object codes, technique, processes, concepts, systems, programs, software, software integration techniques, hardware systems, schematics, flow charts, computer data bases, client lists, trademarks, service marks, brand names, trade names, compilations, documents, data, notes, designs, drawings, technical data and/or training materials, including improvements thereto or derivatives therefrom, whether or not patentable, or subject to copyright or trademark or trade secret protection, developed and produced by the Advisor pursuant to this Agreement or other agreements between the Advisor and the Company and used or intended for use by or on behalf of the Company. or the Company’s clients (collectively, the “Protected Works”) are the sole and exclusive property of the Company. Protected Works does not include an invention that the Advisor developed entirely on his own time without using the Company’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by the Advisor for the Company.

e. Ownership and Assignment of Protected Works. The Advisor agrees that any and all Protected Works developed by the Advisor during his term of service under this Agreement or other agreements with the Company are the sole and exclusive property of the Company, and that no compensation in addition to the amounts set forth in this Agreement is due to the Advisor for development or transfer of such Protected Works. The Advisor hereby assigns and agrees to assign all of his respective rights, title and interest in Protected Works, including all patents or patent applications, and all copyrights therein, to the Company. The Advisor further agrees at the Company’s request and without further consideration, but at the expense of the Company, that the Advisor will communicate to the Company any facts known to the Advisor and testify in any legal proceedings, sign all lawful papers, make all rightful oaths, execute all divisional, continuing, continuation-in-part, or reissue applications, all assignments, all registration applications and all other instruments or papers to carry into full force and effect, the assignment, transfer and conveyance hereby made or intended to be made and generally do everything possible for title to the Protected Works and all patents or copyrights or trademarks or service marks therein to be clearly and exclusively held by the Company. The Advisor agrees that he will not apply for any state, federal, or other jurisdiction’s registration of rights in any of the Protected Works and that he will not oppose or object in any way to applications for registration of same by the Company or others designated by the Company. The Advisor agrees to exercise reasonable care to avoid making the Protected Works available to any third party. The Advisor also agrees that he shall be liable to the Company for all damages, including reasonable attorneys’ fees and other expenses of litigation, if the Protected Works are made available to third parties in any manner by the Advisor without the express written consent of the Company. The Advisor additionally agrees to the following:

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(1) To disclose and describe to the Company, within fifteen (15) days after their creation, ( i) all inventions, ideas, copyrightable works, databases, data and other Protected Works, as defined in Section 4 d. above, which are created by the Advisor, either alone or with others, during the Advisor’s term of service, or in connection with the formation of the Company, and (ii) all Protected Works which are based in whole or in part upon any Information and are created by Advisor, either alone or with others, within one (1) year after the Advisor’s leaving the Company’s employ; and

(2) There is no other contract or duty on the Advisor’s part now in existence to assign Protected Works to anyone other than the Company. The Advisor will not disclose or induce the Company to use any Confidential Information or material that the Advisor is now or shall become aware of which belongs to anyone other than the Company. The Advisor will not engage in any consulting, or other activity in any business competitive with the Company’s business as presently conducted or as conducted at any future time during the term of employment.

f. Time Limits. The non-disclosure and non-use provisions of this Agreement shall survive its termination and the Advisor’s duty to hold the Information in confidence shall remain in permanent effect until the Information no longer qualifies as a trade secret or other confidential information of Company or until Company sends Advisor written notice releasing Advisor from the non-disclosure and non-use obligations of this Agreement, whichever shall occur first.

g. Non-Solicitation. Protection of the Information described in Section 4 a. above is critical to the success of the Company, and thus, in order to protect the Information of the Company, commencing on the execution of this Agreement, and continuing for a period of one (1) year after this Agreement is terminated by either party, the Advisor will not, directly or indirectly, alone or in concert with others, induce or attempt to induce any person who at the time of such inducement is an employee of the Company or its subsidiaries to perform work or services for any other person or entity other than the Company.

h. Non-Compete. During the Term, Advisor shall provide the Company with prior written notice if Consultant intends to provide any services, as an employee, consultant or otherwise, to any person, company or entity that competes directly with the Company, which written notice shall include the name of the competitor, During the period that is six (6) months after the termination of this Agreement, Advisor shall provide the Company with written notice any time that Advisor provides any services, as an employee, consultant or otherwise, to any person, company or entity that competes directly with the Company.

i. Savings Clause. If any restriction set forth this Section 4 is held to be unreasonable, then the Advisor agrees, and hereby submits, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.

j. Injunctive Relief. The Advisor expressly agrees that the covenants set forth in this Section 4 are reasonable and necessary to protect the Company and its legitimate business interests, and to prevent the unauthorized dissemination of the Information to competitors of the Company. The Advisor also agrees that the Company will be irreparably harmed and that damages alone cannot adequately compensate the Company if there is a violation of Section 4 by the Advisor, and that injunctive relief against the Advisor is essential for the protection of the Company. Therefore, in the event of any such breach, it is agreed that, in addition to any other remedies available under this Agreement, at law, or in equity, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, plus attorneys’ fees actually incurred for the securing of such relief, and without the need to post a bond.

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5. Disputes; Arbitration. Except for disputes arising under Section 4 above of this Agreement which may be the subject of injunctive relief pursuant to Section 4 j. above, any and all disputes between the Advisor and the Company, or any of its employees, which arise out of the Services or under the other terms of this Agreement shall be resolved through final and binding arbitration. This shall include, without limitation, disputes relating to this Agreement, the Advisor’s performance of Services during the term hereof or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, or any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Advisor’s performance of Services for the Company’s benefit or the termination of this Agreement. Binding arbitration will be conducted in Travis County, Texas, before a single arbitrator, in accordance with the rules and regulations of the American Arbitration Association. Each party will split the cost of the arbitration filing and hearing fees, and the fees of the arbitrator. If either party employs attorneys to enforce any right arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees. in arbitration or otherwise. The Advisor understands and agrees that the arbitration shall be instead of any civil litigation and that this means that he is waiving his right to a jury trial as to such claims. The parties further understand and agree that the arbitrator’s decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

6. Miscellaneous.

a. Notices. All notices, responses, demands or other communication under this Agreement shall be in writing and shall be deemed to have been given when: (a) delivered by hand; (b) sent by facsimile (with receipt confirmed); or (c) received by the addressee as sent by express delivery service (receipt requested) in each case to the appropriate addresses and/or facsimile numbers as set forth on the signature page hereto, and as may be amended by the parties by notice to the other parties.

b. Entire Agreement. This Agreement and any documents attached hereto as Exhibits constitute the entire agreement and understanding between the parties with respect to the subject matter herein and therein, and supersede and replace any and all prior agreements and understandings, whether oral or written with respect to such matters. Subject to and without limiting the ability of the Company’s Board of Directors to amend the Advisory Board Charter, the provisions of this Agreement may be waived, altered, amended or replaced in whole or in part only upon the written consent of both parties to this Agreement.

c. Severability, Enforcement. If, for any reason, any provision of this Agreement shall be determined to be invalid or inoperative, the validity and effect of the other provisions herein shall not be affected thereby, provided that no such severability shall be effective if it causes a material detriment to any party.

d. Governing Law. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law s of the State of Texas. Venue for any and all disputes arising out of this Agreement shall lie in any state or federal court sitting in the City of Round Rock, County of Williamson, State of Texas.

e. No Assignment. The Advisor acknowledges that this is a personal service contract and agrees not to assign any rights or delegate any duties hereunder without the prior written consent of the Company.

f. Publicity. The Company shall, with prior written approval by Advisor, have the right to use the name, biography and picture of Advisor on the Company’s website, marketing and advertising materials.

g. Counterparts. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

[EXECUTION PAGE FOLLOWS]

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IN WITNESS WHEREOF, each party hereto has duly executed this Agreement as of the Effective

Date.

COMPANY:		ADVISOR:

Austin EV, Inc.

By:	/s/ Rod Keller	/s/ Mark Adams
Name:	Rod Keller	Sustainabilitv Consultants, LLC
Title:	CFO

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